UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) - December 19, 2005 (December 16, 2005)

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CNB Financial Corp.

(Exact name of registrant as specified in its charter)

Massachusetts	To be Assigned	20-3801620
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Waldo Street, Worcester, Massachusetts	01608
(Address of principal executive offices)	(Zip Code)

(508) 752-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Commonwealth National Bank, a national bank (the "Bank") determined that it was in the best interest of the Bank and its shareholders to form a bank holding company. Toward that end, CNB Financial Corp. (the "Registrant") was formed as a Massachusetts corporation. Under the terms of an Agreement and Plan of Reorganization dated as of November 15, 2005 by and among the Bank, CNB Interim National Bank (“Interim Bank”) and the Registrant, adopted by the Board of Directors of Registrant and Bank and approved by the requisite vote of the Bank's shareholders on August 23, 2005, the Bank was merged with and into the Interim Bank. Pursuant to the Reorganization Agreement, each of the outstanding shares of common stock, $5.00 par value, of the Bank was converted into the right to receive one (1) share of the common stock, $1.00 par value, of the Registrant at the effective time of the reorganization. The effective time of the reorganization was December 16, 2005. As of December 16, 2005, there were issued and outstanding 2,113,291 shares of the Bank's Common Stock. Upon consummation of the reorganization, the shareholders of the Bank became the shareholders of the Registrant and the Bank became a wholly-owned subsidiary of the Registrant. The Registrant issued 2,113,291 shares of Registrant Common Stock at the effective time of the reorganization and assumed the Bank’s obligations under the Commonwealth National Bank Amended 2001 Stock Option Plan. Each option to acquire shares of common stock of the Bank issued and outstanding immediately prior to the Effective Date was, by virtue of the Merger, deemed to be exchanged for and converted into an option to acquire shares of common stock of CNB Financial Corp. on the same terms and conditions as the Bank option. Additionally, each warrant to acquire shares of common stock of Bank issued and outstanding immediately prior to the Effective Date was, by virtue of the Merger, deemed to be exchanged for and converted into a warrant to acquire shares of common stock of CNB Financial Corp. on the same terms and conditions as the Bank warrant.

Each share of Common Stock has the same rights, privileges, and preferences as every other share of Common Stock, and there are no pre-emptive, conversion or redemption rights or sinking fund provisions applicable thereto. The shares outstanding are fully paid and non-assessable. Each shareholder is entitled to one vote per share on any issue requiring a vote at any meeting.

American Stock & Transfer Company will serve as the registrar and transfer agent for the Registrant's Common Stock.

Effective December 16, 2005, as a result of the transaction described above, CNB Financial Corp. acquired 100% of the voting shares of Commonwealth National Bank. CNB Financial Corp. is a bank holding company supervised by the Board of Governors of the Federal Reserve System. The reorganization was approved by the Federal Reserve Bank of Boston on October 11, 2005. The formation of an interim bank to facilitate the Bank’s reorganization into CNB Financial Corp. was approved by the Office of the Comptroller of Currency on October 20, 2005. Through the merger, the former shareholders of the Bank received one share of common stock of CNB Financial Corp. for every one share of common stock of the Bank owned. Prior to the merger, the common stock of the Bank had been registered with the Office of Comptroller of the Currency under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of the merger, pursuant to Rule 12g-3(a) under the Exchange Act, CNB Financial Corp.’s common stock is deemed registered under Section 12(g) of the Exchange Act. The Bank was registered, and filed reports, under the Act with the Office of Comptroller of the Currency in accordance with Section 12(i)(2) of the Act. Such reports and other information filed by the Bank with the OCC may be viewed at the OCC public disclosure room located at 250 E Street, S.W., Washington, D.C. 20219, and requests can be sent via facsimile to 202-874-4448. The telephone number is 202-874-5043.

This Form 8-K is being filed by CNB Financial Corp. as the initial report of CNB Financial Corp. to the Securities and Exchange Commission (the “Commission”) and as notice that it is the successor issuer to the Bank and thereby subject to the information requirements of the Act, and the rules and regulations promulgated thereunder. CNB Financial Corp. asks that the Commission generate an Exchange Act file number for CNB Financial Corp. at the earliest possible time. CNB Financial Corp. will begin filing current and periodic reports with the Securities and Exchange Commission, and quarterly and annual reports will be reported on a consolidated basis.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Reorganization, dated as of November 15, 2005, by and among Commonwealth National Bank, CNB Interim National Bank and CNB Financial Corp.
3.1	Articles of Organization of CNB Financial Corp.
3.2	Bylaws of CNB Financial Corp.
99.1	Press Release dated December 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corp.

By: /s/ Charles R. Valade
Name: Charles R. Valade
Title: President

Dated: December 19, 2005